Exhibit 10.2

Execution Copy

Second Amendment to

International Seaways Ship Management LLC

Supplemental Executive Savings Plan

This Second Amendment (the “Amendment”), dated as of June 3, 2022 hereby amends, effective as of the date hereof, the International Seaways Ship Management LLC Supplemental Savings Plan, adopted by INSW and the Company on December 26, 2017 and amended on June 3, 2022 (the “INSW SERP”). Capitalized terms used herein and not defined herein have the meanings set forth in the INSW SERP.

WHEREAS, under Section 15 of the INSW SERP, the Board or a person designated by the Board may, in his, her or its sole discretion, terminate the INSW SERP for any reason or no reason from time to time and at any time in such manner as it deems appropriate or desirable;

WHEREAS, the Board has, in its sole and absolute discretion, deemed it appropriate and advisable to terminate the INSW SERP in accordance with Section 15 therein; and

WHEREAS, the Board has authorized Mr. James D. Small, in his sole and absolute discretion, to terminate the INSW SERP in accordance with Section 15 therein;

NOW, THEREFORE, it is agreed that the INSW SERP shall be terminated, effective the date hereof, and the balance of each Participant’s Supplemental Account shall be distributed to such Participant in accordance with Section 21 of the INSW SERP.

[Signature Page Follows]

IN WITNESS HEREOF, the undersigned is an officer of INSW and of the Company who has been duly authorized by the Board to execute and deliver this Amendment for and on behalf of INSW and the Company pursuant to Section 15 of the INSW SERP as of the date first stated above.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ James D. Small III
Name:	James D. Small III
Title:	Chief Administrative Officer, Senior Vice President, Secrutary & General Counsel

INTERNATIONAL SEAWAYS SHIP MANAGEMENT LLC.

By:	/s/ James D. Small III
Name:	James D. Small III
Title:	Chief Administrative Officer, Senior Vice President, Secrutary, General Counsel & Manager

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